UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Nuveen Ohio Quality Municipal Income Fund (NUO) (Exact Name of Registrant as Specified in its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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November 18, 2019

Dear Shareholder:

The Nuveen Ohio Quality Municipal Income Fund (NYSE:NUO) is under attack by a hedge fund managed by Saba Capital, which has a short-term agenda that could damage your investment. This kind of hedge fund activity was criticized by Rep. Gregory Meeks who said in a recent congressional meeting:

“...[T]he growing practice of activist hedge funds attacking closed-end

funds...[is]...not about improving governance, but rather about coercing closed-end funds that cannot adequately protect themselves.”1

We couldn’t have said it better. Help us defend NUO and protect your fund investment:

Vote “FOR” your Board-approved nominees and “AGAINST” the proposal to restructure your Board on the WHITE proxy card.

The time to vote is NOW: NUO’s Annual Shareholder Meeting on December 5, 2019 is almost here. You and other Ohio residents like you invested in NUO for one simple reason: attractive double tax-exempt income – and we have delivered on that goal.

But, unless you vote to support your Board’s recommendations, your returns could be jeopardized by a hedge fund whose investors want something very different: a quick profit at your expense. Vote today!

NUO is delivering for you and other Ohio residents. Under the active stewardship of your independent, diverse and experienced Board, NUO has delivered attractive double tax-exempt distributions and superior total returns[2].

              VOTING IS EASY

1.  Online – log onto the website listed on the enclosed voting instruction form or proxy card and follow the instructions;

2.  Touch-Tone Phone – call the toll-free number on the enclosed voting instruction form or proxy card and follow the instructions; or

3· Mail – sign, date and return the enclosed WHITE proxy card or voting instruction form in the enclosed envelope.

Protect your investment. Saba Capital wants to restructure your Board so that it’s easier to attack and take over your fund in the future. Keep your fund strong: vote AGAINST the proposal to restructure your Board.

Your Board-approved nominees serve YOU. Saba Capital doesn’t have a true interest in fund governance. It typically withdraws its nominees, sells out of its position and moves on to the next target if it gets its way. It doesn’t care about the best interests of core, long-term shareholders like you and other Ohio residents. Vote FOR your Board-approved nominees who have demonstrated accountability to you.

Please support our efforts to ensure that NUO continues to be managed consistent with the best interests of long-term shareholders like you and other Ohio residents. Vote today!

Sincerely,

Terence J. Toth

Chair, The Board of Trustees

Nuveen Ohio Quality Municipal Income Fund

PROTECT YOUR INVESTMENT VOTE TODAY!
Vote “FOR” your Board-approved nominees and “AGAINST” the proposal to restructure your Board on the WHITE proxy card
DO NOT vote using any GOLD proxy card: doing so will cancel your support for your Board

1. Rep. Gregory Meeks, D-NY, 9/25/19 meeting of the House Committee on Financial Services.

2. Yields as of 10/4/2019 and total returns as of 9/30/2019. Past performance is no guarantee of future results.